Exhibit 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                   THCG, INC.

               (formerly known as Walnut Financial Services, Inc.)


                                    ARTICLE I

                                  Stockholders

                  SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors or an officer designated by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors or by such officer so designated.

                  SECTION 2. Matters to be Considered at Annual Meetings. At any annual meeting or special meeting of stockholders in lieu thereof (the "Annual Meeting"), only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before such Annual Meeting. To be considered as properly brought before an Annual Meeting, business must be:
(a) specified in the notice of meeting, (b) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors, or (c) otherwise properly brought before the meeting by any holder of record (both as of the time notice of such proposal is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of capital stock of the Corporation entitled to vote at such Annual Meeting on such business who complies with the requirements set forth in this Section 2.

                  In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder of record of any shares of capital stock entitled to vote at such Annual Meeting, such stockholder shall: (i) give timely notice as required by this Section 2 to the Secretary of the Corporation, and (ii) be present at such meeting, either in person or by a representative. For the first Annual Meeting following the merger (the "Merger") of Tower Hill Acquisition Corp., a New York corporation and a wholly-owned subsidiary of the Corporation, with and into Tower Hill Securities, Inc., a New York corporation, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the "Anniversary Date"); provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting, or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

                  For purposes of these By-Laws, "public announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Current Report on Form 8-K), or (iii) a letter or report sent to stockholders of record of the Corporation at the close of business on the day of the mailing of such letter or report.

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                  A stockholder's  notice to the Secretary shall set forth as to each matter proposed to be brought before an Annual Meeting: (i) a brief description of the business the stockholder desires to bring before such Annual Meeting and the reasons for conducting such business at such Annual Meeting,
(ii) the name and address, as they appear on the Corporation's stock transfer books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation's capital stock beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the Corporation's capital stock beneficially owned by such beneficial owners, (v) the names and addresses of other stockholders known by the stockholder proposing such business
to  support  such  proposal,   and  the  class  and  number  of  shares  of  the
Corporation's  capital stock beneficially owned by such other stockholders,  and
(vi) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

                  If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the Annual Meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 2 in any material respect, such proposal shall not be presented for action at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was made in accordance with the requirements of this Section 2, the presiding officer shall so declare at the Annual Meeting and ballots shall be provided for use at the meeting with respect to such proposal.

                  Notwithstanding the foregoing provisions of these By-Laws, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder with respect to the matters set forth in this By-Law, and nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement, or the Corporation's right to refuse inclusion thereof, pursuant to Rule 14a-8 under the Exchange Act.

                  SECTION 3. Special Meetings. Except as otherwise permitted by law, special meetings of the stockholders of the Corporation may be called only by the Chief Executive Officer of the Corporation or the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office.

                  SECTION 4. Matters to be Considered at Special Meetings. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation, unless otherwise provided by law.

                  SECTION 5. Notice of Meetings; Adjournments. A written notice of all Annual Meetings stating the hour, date and place of such Annual Meetings shall be given by the Secretary (or other person authorized by these By-Laws or by law) not less than 10 days nor more than 60 days before the Annual Meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Articles of Incorporation of the Corporation ("Articles of Incorporation") or under these By-Laws, is entitled to such notice, by delivering such notice to him or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation's stock transfer books. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

                  Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

                  Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of stockholders need be specified in any written waiver of notice.

                  The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to
Section 2 of this Article I or Section 3 of Article II of these By-Laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under
Section 2 of this Article I or Section 3 of Article II of these By-Laws.

                  When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business,
(b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place to which the meeting is adjourned; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Articles of Incorporation or under these By-Laws, is entitled to such notice.

                  SECTION 6. Quorum. The holders of shares of voting stock representing a majority of the voting power of the outstanding shares of voting stock issued, outstanding and entitled to vote at a meeting of stockholders, represented in person or by proxy at such meeting, shall constitute a quorum; but if less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 5 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

                  SECTION 7. Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation, unless otherwise provided by law or by the Articles of Incorporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

                  SECTION 8. Action at Meeting. When a quorum is present, any matter properly brought before any meeting of stockholders shall be decided by the vote of a majority of the voting power of shares of voting stock present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by the Articles of Incorporation or by these By-Laws. Any election of Directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Articles of Incorporation or by these By-Laws. The Corporation shall not directly or indirectly vote any shares of its own stock;

provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

                  SECTION 9. Stockholder Lists. The Secretary (or the Corporation's transfer agent or other person authorized by these By-Laws or by law) shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The list shall be made on the earlier of ten days before the meeting for which the list was prepared or two days after notice of the meeting was given. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning on the date the list is made pursuant to the foregoing sentence and continuing through the meeting and any meeting adjournments, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.

                  SECTION 10. Presiding Officer. The Chairman of the Board or if there is no Chairman of the Board, or in his absence, one of the Co-Chief Executive Officers of the Corporation or, in their absence, such other officer as shall be designated by the Board of Directors shall preside at all Annual Meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 5 and 6 of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                  SECTION 11. Voting Procedures and Inspectors of Elections. The Corporation shall, in advance of, or at, any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as circumstances reasonably require, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspector(s), and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspector(s). All determinations by the inspector(s) and, if applicable, the presiding officer shall be subject to further review by any court of competent jurisdiction.

         SECTION 11. No Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by any such stockholders.

                                   ARTICLE II
                                    Directors

                  SECTION 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Articles of Incorporation or required by law.

                  SECTION 2. Number and Terms. The number of Directors constituting the entire Board of Directors of the Corporation shall not be less than 3 nor more than 12 as fixed by resolution duly adopted from time to time by the Board of Directors.

                  Commencing on the effective time of the Merger, the Directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible. The initial Class I, II and III Directors shall be appointed by the Board of Directors upon the effective time of the Merger. The initial Class I Directors shall serve until the first Annual Meeting after the Merger. The initial Class II Directors shall serve until the second Annual Meeting after the Merger. The initial Class III Directors shall serve until the third Annual Meeting after the Merger. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal. At each succeeding Annual Meeting, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the Annual Meeting held in the third year following the year of their election.

                  SECTION 3. Director Nominations. Nominations of candidates for election as Directors of the Corporation at any Annual Meeting may be made only
(a) by, or at the direction of, the Board of Directors or (b) by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the Annual Meeting in question) of any shares of the capital stock of the Corporation entitled to vote for the election of Directors at such Annual Meeting who complies with the timing, informational and other requirements set forth in this Section 3. Any stockholder who seeks to make such a nomination or his representative must be present in person at the Annual Meeting. Only persons nominated in accordance with the procedures set forth in this Section 3 shall be eligible for election as Directors at an Annual Meeting.

                  Nominations, other than those made by, or at the direction of, the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3. For the first Annual Meeting following the Merger, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such Annual Meeting or (B) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation. For all subsequent Annual Meetings, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 120 days prior to the Anniversary Date; provided, however, that in the event the Annual Meeting is scheduled to be held on a date more than 30 days before the Anniversary Date or more than 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed and received by, the Corporation at its principal executive office not later than the close of business on the later of (i) the 75th day prior to the scheduled date of such Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of such Annual Meeting is first made by the Corporation.

                  A stockholder's notice to the Secretary shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and
(v) such information concerning such person as is required to be disclosed concerning a nominee for election as Director of the Corporation pursuant to the rules and regulations under the Exchange Act. A stockholder's notice to the Secretary shall further set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Corporation's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s),
(ii) the class and number of shares of the Corporation's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the Annual Meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.

                  If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this
Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3, the presiding officer of the Annual Meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any stockholder nomination was not timely made in accordance with the terms of this Section 3 or that the information provided in a stockholder's notice does not satisfy the information requirements of this Section 3 in any material respect, then such nomination shall not be considered at the Annual Meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3, the presiding officer shall so declare at the Annual Meeting and such nominee shall be eligible for election at the meeting.

                  No person shall be elected by the stockholders as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. Election of Directors at the Annual Meeting need not be by written ballot, unless otherwise provided by the Board of Directors or the presiding officer at such Annual Meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as Directors at the Annual Meeting in accordance with the procedures set forth in this Section shall be provided for use at the Annual Meeting.

                  SECTION 4. Qualification. No Director need be a stockholder of the Corporation.

                  SECTION 5. Vacancies. Any and all vacancies occurring on the Board of Directors, including, without limitation, any vacancy created by reason of an increase in the number of Directors, or resulting from death, resignation, disqualification, removal or any other cause, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if such remaining Directors constitute less than a quorum of the Board of Directors, or if such vacancy is not so filled by the remaining Directors, by the stockholders of the Corporation. Any Director appointed or elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier death, disqualification, resignation or removal. When the number of Directors is increased or decreased, the Board of Directors shall determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director unless such Director is removed as permitted in the Articles of Incorporation. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

                  SECTION 6. Removal. Directors may be removed from office in the manner provided in the Articles of Incorporation.

                  SECTION 7. Resignation. A Director may resign at any time by giving written notice to the Corporation addressed to a Co-Chief Executive Officer or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides, and need not be accepted by the Corporation.

                  SECTION 8. Regular Meetings. The regular annual meeting of the
Board of Directors shall be held, without notice other than this By-Law, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by
resolution  from  time  to  time  determine   without  notice  other  than  such
resolution.

                  SECTION 9. Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the Directors then in office or one of the co-Chief Executive Officers of the Corporation. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.

                  SECTION 10. Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary or the person calling such meeting, or in case of the death, absence, incapacity or refusal of such person, by a Co-Chief Executive Officer of the Corporation or such other officer as shall be designated by the Board of Directors. Notice of any special meeting of the Board of Directors shall be given to each Director in person, by telephone, or by telex, telecopy telegram, or other written form of electronic communication, sent to his business or home address, at least 24 hours in advance of the meeting, or by written notice sent by next-day delivery courier service to his business or home address, at least 48 hours in advance of the meeting. Such notice shall be deemed to be delivered when hand delivered to such address, read to such Director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if telexed, telecopied or effected by another written form of electronic communication, or when delivered to the telegraph company if sent by telegram.

                  When any Board of Directors meeting, either regular or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the hour, date or place of any meeting adjourned for less than 30 days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken of the hour, date and place to which the meeting is adjourned.

                  A written waiver of notice signed before or after a meeting by a Director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Articles of Incorporation or by these By-Laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                  SECTION 11. Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office (but in no event less than one-third of the entire Board of Directors) shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 10 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present.

                  SECTION 12. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless otherwise required by law, by the Articles of Incorporation or by these By-Laws.

                  SECTION  13.  Action  by  Consent.   Any  action  required  or
permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

                  SECTION 14. Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-Laws.

                  SECTION 15. Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number, one or more committees, including but not limited to, an Executive Committee, a Compensation Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Articles of Incorporation or by these By-Laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have power to rescind any action of any committee, to the extent permitted by law, but no such rescission shall have retroactive effect.

                  SECTION 16. Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Directors then in office provided that Directors who are serving the Corporation as employees and who receive compensation for their services as such shall not receive any salary or other compensation for their services as Directors of the Corporation.

                                   ARTICLE III
                                    Officers

                  SECTION 1. Enumeration. The officers of the Corporation shall consist of Co-Chief Executive Officers, a Chief Operating Officer, a Chief
Financial Officer, a Secretary and such other officers, including, without limitation, a Treasurer, a Chairman of the Board and one or more Vice-Chairmen of the Board, Vice-Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.

                  SECTION 2. Election. At the regular annual meeting of the Board following the Annual Meeting, the Board of Directors shall elect the Co-Chief Executive Officers, the Chief Operating Officer, the Chief Financial Officer and the Secretary. Other officers may be elected or appointed by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.

                  SECTION 3. Qualification. No officer need be a stockholder or a Director. Any person may occupy more than one office of the Corporation at any time. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties in such amount and with such sureties as the Board of Directors may determine.

                  SECTION 4. Tenure. Except as otherwise provided by the Articles of Incorporation or by these By-Laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.

                  SECTION 5. Resignation. Any officer may resign by giving written notice to the Corporation addressed to a Co-Chief Executive Officer or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides, and need not be accepted by the Corporation.

                  SECTION 6. Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause at any time.

                  SECTION 7. Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.

                  SECTION 8. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

                  SECTION 9. Powers and Duties. Each of the officers of the Corporation shall, unless otherwise ordered by the Board of Directors, have such powers and duties as generally pertain to the officer's respective office as well as such powers and duties as from time to time may be conferred upon the officer by the Board of Directors.

                                   ARTICLE IV
                                  Capital Stock

                  SECTION 1. Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman or Vice-Chairman of the Board or a Co-Chief Executive Officer, the Chief Operating Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. The corporate seal and the signatures by Corporation officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

                  SECTION 2. Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

                  SECTION 3. Record Holders. Except as may otherwise be required by law, by the Articles of Incorporation or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, and regardless of any notice to the Corporation until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

                  It shall be the duty of each stockholder to notify the Corporation of his or her post office address and any changes thereto.

                  SECTION 4. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payments of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the first notice is delivered to stockholders.

                                    ARTICLE V
                                 Indemnification

                  The Corporation shall to the fullest extent permitted by Utah law, as in effect from time to time (but, in the case of any amendment of the Utah Revised Business Corporation Act, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), indemnify each person who is or was a Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, or was or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation or of any of its subsidiaries, or is or was at any time serving, at the request of the Corporation, any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in any capacity, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, excise taxes or penalties with respect to any employee benefit plan or otherwise, and amounts paid or to be paid in settlement) incurred or suffered by such Director or officer in connection with such proceeding; provided, however, that the Corporation shall not be obligated to indemnify any person under this Article V in connection with a proceeding (or part thereof) if such proceeding (or part thereof) was initiated by such person, but was not authorized by the Board of Directors of the Corporation, against (i) the Corporation or any of its subsidiaries, (ii) any person who is or was a Director, officer, employee or agent of the Corporation or any of its subsidiaries and/or (iii) any person or entity which is or was controlled, controlled by or under common control with the Corporation or has or had business relations with the Corporation or any of its subsidiaries.

                  Expenses incurred by a person who is or was a Director or officer of the Corporation (or any predecessor) or any of its wholly-owned subsidiaries in defending a proceeding shall be paid by the Corporation as they are incurred in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by former Directors or other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                  For purposes of this Article, the term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, limited liability company, trust or employee benefit plan; service "at the request of the Corporation" shall include, without limitation, service as a Director, officer or employee of the Corporation which imposes duties on, or involves service by, such Director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action in or not opposed to the best interests of the Corporation.

                  Notwithstanding any other provision of these By-laws, no action by the Corporation, either by amendment to or repeal of this Article or otherwise, shall diminish or adversely affect any right or protection granted under this Article to any Director or officer or former Director or officer of the Corporation (or any predecessor) or of any of its wholly-owned subsidiaries which shall have become vested as aforesaid prior to the date that any such amendment, repeal or other corporate action is taken.

                                   ARTICLE VI
                            Miscellaneous Provisions

                  SECTION 1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on the last day of December of each year.

                  SECTION 2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

                  SECTION 3. Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors action may be executed on behalf of the Corporation by the Chairman of the Board, a Co-Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, any Vice President or any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

                  SECTION 4. Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, a Co-Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and any Vice President each shall have full power and authority on behalf of the Corporation to attend and to vote at any meeting of stockholders of any corporation or other entity in which this Corporation may hold stock or an ownership interest, and may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock or ownership interest at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the Corporation in connection with the exercise by the Corporation of the rights and powers incident to the ownership of such stock or ownership interest. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                  SECTION 5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

                  SECTION 6. Corporate Records. The original or attested copies of the Articles of Incorporation, By-Laws and records of all meetings of the incorporators, stockholders and the Board of Directors (and committees thereof) and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Utah and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.

                  SECTION 7. Articles of Incorporation. All references in these By-Laws to the Articles of Incorporation shall be deemed to refer to the Articles of Incorporation of the Corporation as in effect from time to time (including all certificates and other instruments which are filed with the Secretary of State of the State of Utah pursuant to the provisions of the Utah Revised Business Corporation Act and which have the effect of amending or supplementing in some respect the Articles of Incorporation of the Corporation).

                  SECTION 8.  Amendment of By-Laws.

                  (a) Amendment by Directors. Except as provided otherwise by law, these By-Laws may be amended or repealed or new By-Laws (not inconsistent with any provision of law or the Articles of Incorporation) may be adopted, by the Board of Directors.

                  (b) Amendment by Stockholders. These By-Laws may be amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the total votes eligible to be cast on such amendment or repeal by holders of voting stock, voting together as a single class.